Exhibit 10.2

FOURTH AMENDMENT TO BUILD-TO-SUIT

NET LEASE

THIS FOURTH AMENDMENT TO BUILD-TO-SUIT NET LEASE (this “Amendment”) is made and entered into as of September 3, 2004 by and between OPUS REAL ESTATE TEXAS IV LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to a certain Build-to-Suit Net Lease dated January 29, 1998 by and between Tenant and Opus South Corporation (“Opus South”), as amended by a certain First Amendment to Build-to-Suit Net Lease dated as of February 16, 2000, as further amended by a certain Second Amendment to Build-to-Suit Net Lease dated as of December 4, 2000, and as further amended by a certain Third Amendment to Build-to-Suit Net Lease dated as of September 10, 2001 (as amended, the “Lease”). Opus South assigned all of the landlord’s interest in the Lease to Oaklawn Alliance, L.L.C. on December 3, 1998, and Oaklawn Alliance, L.L.C. further assigned all of the landlord’s interest in the Lease to Landlord on November 15, 2001. Capitalized terms used herein but not otherwise defined shall have the meanings given them in the Lease.

B. Pursuant to Section 18(j) of the Lease, upon Tenant’s approval of the Tenant’s Expansion Cost Proposal, the terms of the Lease were to be automatically amended to provide, among other things, that the Tenant would have an option to terminate the Lease as to the Expansion Building only, at any time after the end of the seventh (7th) anniversary of the Expansion Commencement Date upon certain terms and conditions (the “Termination Right”). Tenant approved the Tenant’s Expansion Cost Proposal, and the Expansion Commencement Date was (i) for the First Floor and Second Floor of the Expansion Building, September 18, 2000, and (ii) for the Third Floor of the Expansion Building, October 16, 2000. Accordingly, the Lease has been automatically amended to include, among other things, the Termination Right.

C. Landlord and Tenant desire to amend the Lease to remove the Termination Right upon the terms and conditions set forth herein.

AGREEMENTS

NOW, THEREFORE in consideration of the premises and one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The Recitals hereto are true and correct and are incorporated herein.

2. Removal of Termination Right. Subject to Section 3 below, Tenant hereby relinquishes the Termination Right, and Landlord and Tenant acknowledge that the Termination Right and all provisions in the Lease with respect to the Termination Right are of no further force and affect. Accordingly, the Lease is amended as follows:

B-1

(a) Section 180(1) of the Lease is hereby amended and restated in its entirety to read as follows:

“(I) The Term of this Lease will be extended so that it ends on the day before the tenth (10th) anniversary of the date of Substantial Completion of the Expansion Building and the Parking Garage (the “Expansion Commencement Date”). The options to extend the Term of this Lease granted in Section 2.5 above will remain in full force and effect and may be exercised at the end of the Term of this Lease, as so extended, subject to the notice and other requirements of Section 2.5. Any exercise of the option to extend will apply to and include both the Original Building and the Expansion Building as well as the continuing rights related to the Parking Garage, unless the Original Building and the Expansion Building have been divided into two (2) leases, as contemplated by the terms of Article 19 below, in which case each tenant of each such building may exercise or not exercise the options to extend as to its own building.”

(b) Section 19 of the Lease is hereby amended by restating in its entirety the lead-in paragraph prior to subsection (a) thereof to read as follows: “In the event pursuant to Section 11.3 of this Lease, this Lease is divided into two (2) leases, then this Lease will be automatically amended as follows:”.

3. Fee for Removal of Termination Right. To induce Tenant to enter into this Amendment and relinquish the Termination Right, Landlord agrees to pay to Tenant the sum of $250,000.00 (the “Removal Payment”) within a reasonable time following execution and delivery of this Amendment and the attached Acknowledgment of Guarantor. This Amendment shall not be effective until the Removal Payment has been paid by Landlord to Tenant. Tenant shall, at Landlord’s request, acknowledge in writing receipt of the Removal Payment.

4. Effect of Amendment. Except as specifically set forth in this Amendment, all terms and conditions in the Lease shall remain in full force and effect and are incorporated herein by reference as fully set forth herein.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, .and any of the parties hereto may execute this Amendment by signing any such counterpart.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LANDLORD:	OPUS REAL ESTATE TEXAS IV LIMITED PARTNERSHIP,
a Delaware limited partnership

	By	Opus Real Estate USA IV, L.L.C.
	Its:	General Partner

TENANT:	ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation

	By:	Alan M. Utay
	Its:	Executive Vice President General Counsel and Chief Administrative Officer

ACKNOWLEDGMENT OF GUARANTOR

Date: September 3, 2004

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned:

1. Consents and agrees to the Fourth Amendment to Build-to-Suit Net Lease dated as of September 3, 2004 (the “Amendment”) by and between OPUS REAL ESTATE TEXAS IV LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation (“Tenant”); and

2. Agrees that all of his Guaranty agreements and other agreements in favor of the Landlord (as successor in interest to Opus South Corporation), including without limitation a certain Lease Guaranty dated January 29, 1998, remain in full force and effect, enforceable in accordance with their terms and continue to guaranty all of the covenants, obligations, liabilities and duties of Tenant to Landlord under the Lease, as amended by the foregoing Amendment.

ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation

By:	Alan M. Utay
Alan M. Utay
Its:	Executive Vice President General Counsel and Chief Administrative Officer